UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 October 29, 2001



Commission      Registrant, State of Incorporation,          I.R.S. Employer
File Number     Address and Telephone Number                 Identification No.
-----------     -----------------------------------          ------------------

1-6047          GPU, Inc.                                       13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 401-8200

1-3141          Jersey Central Power & Light Company            21-0485010
                (a New Jersey corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

1-446           Metropolitan Edison Company                     23-0870160
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

1-3522          Pennsylvania Electric Company                   25-0718085
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

ITEM 5.     OTHER EVENTS.
            ------------


      On October 29, 2001, GPU, Inc. ("GPU") and FirstEnergy Corp. ("FirstEnergy") issued news releases announcing that they had received the required authorization from the Securities and Exchange Commission ("SEC") under the Public Utility Holding Company Act of 1935 to proceed with their pending merger.

      The companies also announced that the effective date of the merger is scheduled for November 7, 2001, and that the election deadline under their Agreement and Plan of Merger dated as of August 8, 2000, is 5 p.m., New York City time on November 6, 2001. In addition, based on the 20 day trading period ended on October 29, 2001, GPU shareholders electing FirstEnergy shares will receive 1.2318 shares of FirstEnergy common stock for each share of GPU common stock that they own. The elections by GPU shareholders are subject to proration if the total elections would result in more than one-half of the GPU common stock being exchanged for either cash or FirstEnergy shares, as set forth in the merger agreement. As a result, GPU shareholders may receive a combination of cash or shares of FirstEnergy common stock different from their election.

      GPU's and FirstEnergy's news releases are annexed as exhibits.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            ----------------------------------------------------------
            EXHIBITS.
            ---------


      (c)   Exhibits

            1.  GPU, Inc. News Release, dated October 29, 2001.

            2.  FirstEnergy Corp. News Release, dated October 29, 2001.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANTS HAVE DULY CAUSED THIS REPORT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                              GPU, INC.
                              JERSEY CENTRAL POWER & LIGHT COMPANY
                              METROPOLITAN EDISON COMPANY
                              PENNSYLVANIA ELECTRIC COMPANY



                              By: /s/ T. G. Howson
                                   -------------------------------
                                   T. G. Howson, Vice President
                                   and Treasurer


Date:   October 30, 2001